                                                                   EXHIBIT 23.22



Deloitte Touche Tohmatsu                                                Deloitte
Av. Presidente Wilson 231-22(degree)                                      Touche
20030-021 - Rio de Janeiro - RJ                                         Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our reports dated January 22, 2001, relating to the financial statements of SIBRA-Eletrosiderurgica Brasileira S.A., for the year ended December 31, 2000 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Salvador, Brazil, February 25, 2002